UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2018

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Cray Inc. (the “Company”) held its Annual Meeting of Shareholders on June 12, 2018 to (i) elect eight directors to the Board of Directors, each to serve a one-year term (“Election of Directors”), (ii) vote, on an advisory and non-binding basis, to approve the compensation of the Company’s named executive officers as described in the Company’s proxy statement relating to its 2018 annual meeting of shareholders (“Advisory Compensation Vote”), and (iii) ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2018 (“Auditor Ratification”). As of April 6, 2018, the record date for the Annual Meeting, there were 40,645,003 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 38,595,444 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal 1: Election of Directors
Names	For	Against	Abstain	Broker Non-Votes
Prithviraj Banerjee	35,444,611	143,828	49,180	2,957,825
Catriona M. Fallon	35,446,691	143,831	47,097	2,957,825
Stephen C. Kiely	35,265,318	326,073	46,228	2,957,825
Sally G. Narodick	35,291,713	298,769	47,137	2,957,825
Daniel C. Regis	35,281,094	309,777	46,748	2,957,825
Max L. Schireson	35,437,043	153,803	46,773	2,957,825
Brian V. Turner	35,437,186	151,452	48,981	2,957,825
Peter J. Ungaro	35,323,136	268,490	45,993	2,957,825

	For	Against	Abstain	Broker Non-Votes
Proposal 2: Advisory Compensation Vote	34,283,094	1,301,139	53,386	2,957,825
Proposal 3: Auditor Ratification	37,912,691	623,440	59,313	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 14, 2018

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Senior Vice President Administration, General Counsel and Corporate Secretary